Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Release

CDW Corporation Announces Pricing of Upsized

Private Offering of Additional Senior Notes

VERNON HILLS, Ill. – April 20, 2011 — CDW Corporation, a leading provider of technology solutions for business, government, education and healthcare, today announced that CDW Escrow Corporation, a newly formed, wholly owned subsidiary (the “Escrow Issuer”), has priced $450,000,000 in aggregate principal amount of 8.5% senior notes due 2019 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The offering represents an increase from the previously announced offering size of $150,000,000. The Notes were priced at 100% of par, and will be issued as additional 8.5% senior notes due 2019 under the indenture dated as of April 13, 2011. The sale of the Notes is expected to be completed on May 20, 2011, subject to customary closing conditions. On the closing date, the Escrow Issuer will deposit the gross proceeds of the offering into a segregated escrow account until the date that the escrow condition described below is satisfied or waived.

If the escrow condition is satisfied or waived, then CDW LLC and CDW Finance Corporation, wholly owned subsidiaries of CDW Corporation (collectively, the “Issuers”), will assume all of the Escrow Issuer’s obligations under the Notes, and all or a portion of the gross proceeds from the offering will be released to the Issuers. Upon release of the escrow, the Issuers intend to use the proceeds from the offering, together with borrowings under their revolving credit facility, to pay the consideration in a planned concurrent tender offer (the “Tender Offer”) the Issuers intend to undertake in respect of their existing 11.00% Senior Exchange Notes due 2015 (the “Existing Senior Cash Pay Notes”) and 11.50% / 12.25% Senior PIK Election Exchange Notes due 2015 (the “Existing Senior PIK Election Notes,” and together with the Existing Senior Cash Pay Notes, the “Existing Senior Notes”), and to pay related fees and expenses. Upon the assumption of the Notes by the Issuers, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by CDW Corporation and by certain of CDW LLC’s current and future direct and indirect wholly owned domestic subsidiaries.

It is a condition to the obligation of the Issuers to assume the obligations of the Escrow Issuer under the Notes that, as of May 19, 2011, the expiration date of the Tender Offer (the “Expiration Date”), at least $412,844,000 in aggregate principal amount of Existing Senior Notes (the “Maximum Tender Amount”) are validly tendered (and not validly withdrawn) in the Tender Offer (the “Escrow Condition). If the Escrow Condition is not satisfied or waived on or prior to the Expiration Date, the Escrow Issuer will redeem all of the Notes at 100% of the issue price of the Notes, without any interest, premium or penalty.

If, on the Expiration Date, at least $50,000,000 in aggregate principal amount of Existing Senior Notes are validly tendered (and not validly withdrawn) in the Tender Offer but the Escrow Condition is not otherwise satisfied, the Escrow Issuer may elect to waive the Escrow Condition in its sole discretion and redeem the Shortfall Amount (as defined below) of Notes at 100% of the issue price of the Notes, without any interest, premium or penalty, and the Issuers will assume all of the obligations of the Escrow Issuer under the remaining aggregate principal amount of Notes issued. The “Shortfall Amount” means the difference between the Maximum Tender Amount and the aggregate principal amount of Existing Senior Notes validly tendered (and not validly withdrawn) in the Tender Offer multiplied by 1.09 (representing the premium over par to be paid for the Existing Senior Notes purchased in the Tender Offer).

Upon consummation of the offering, the escrow account will be funded with the gross proceeds of the offering, in an amount sufficient to fund the redemption of all of the Notes or the Shortfall Amount, as the case may be.

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Notes offering is only being made by means of a private offering memorandum, and not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, whether or not the Escrow Issuer will consummate the offering, which is subject to various conditions, and the anticipated use of the proceeds of the offering. Important assumptions and other important factors could cause actual results to differ materially from those expected. Except to the extent required by applicable federal securities laws, neither CDW Corporation nor any of its affiliates undertakes any obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About CDW

CDW is a leading provider of technology solutions for business, government, education and healthcare. CDW features dedicated account managers who help customers choose the right technology products and services to meet their needs. The company’s technology specialists offer expertise in designing customized solutions, while its advanced technology engineers assist customers with the implementation and long-term management of those solutions. Areas of focus include software, network communications, notebooks/mobile devices, data storage, video monitors, desktops and printers and solutions such as virtualization, collaboration, security, mobility, data center optimization and cloud computing. CDW was founded in 1984 and employs more than 6,200 coworkers.

Contact:

Collin Kebo

Vice President, Financial Planning

(847) 419-6383

investorrelations@cdw.com